Exhibit 99.1

MYR Group Inc. Announces First-Quarter 2016 Results

Rolling Meadows, Ill., May 4, 2016 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, today announced its first-quarter 2016 financial results.

Highlights

•	Q1 2016 revenues of $253.6 million compared to $244.1 million for the same period last year.
•	Q1 2016 net income of $2.0 million compared to $7.2 million for the same period last year.
•	Q1 2016 diluted earnings per share of $0.10 compared to $0.34 per share for the same period last year.
•	MYR purchased approximately 1.192 million shares of its common stock for $26.7 million in Q1 2016 under its $142.5 million share repurchase program.
•	We reached a settlement agreement with Engine Capital.

Management Comments

Bill Koertner, MYR’s President and CEO, said, “The first quarter represents a disappointing start of the year for MYR. While our revenue was higher, our gross profit and net income were down compared to the same quarter last year due to increased competition in certain markets, performance issues on a few jobs and uncovered startup costs in certain organic and acquisition growth markets. Also, our first quarter results last year benefitted from favorable closeouts on a few large projects. Additionally, we incurred about $1.0 million of costs associated with activist investor matters.” Mr. Koertner continued, “Despite the startup costs associated with new markets, we believe that these new markets will be solid long-term contributors to our future performance and shareholder value.”

First-Quarter Results

MYR reported first-quarter 2016 revenues of $253.6 million, an increase of $9.5 million, or 3.9 percent, compared to first-quarter 2015. Specifically, the Transmission and Distribution (T&D) segment reported revenues of $183.0 million, a decrease of $6.2 million, or 3.3 percent, from the first quarter of 2015, primarily due to a decline in revenue from large, multi-year transmission projects. The Commercial and Industrial (C&I) segment reported first-quarter 2016 revenues of $70.7 million, an increase of $15.7 million, or 28.6 percent, from first-quarter 2015, due primarily to organic and acquisitive expansion into new markets.

Consolidated gross profit decreased to $27.3 million in the first quarter of 2016, compared to $29.4 million in the first quarter of 2015. The decrease in gross profit was primarily due to lower gross margins, partially offset by increased revenues. Gross margin decreased to 10.8 percent for the first quarter of 2016 from 12.0 percent for the first quarter of 2015. The year-over-year decline in gross margin was primarily due to favorable closeouts on several large projects in the first quarter on 2015. Gross margin has been lower in recent quarters primarily due to lower bid margins caused by increased competition in many of our markets and an increase in shorter duration jobs (which affects labor productivity, mobilization costs and demobilization costs). Additionally, in the first quarter of 2016, certain jobs underperformed due to labor productivity below previous estimates and severe weather in certain markets. Changes in estimates of gross profit on certain projects resulted in a gross margin decrease of 0.6 percent and an increase of 1.5 percent for the first quarter of 2016 and 2015, respectively.

Selling, general and administrative expenses increased to $23.9 million in the first quarter of 2016 compared to $18.6 million in the first quarter of 2015. The increase in selling, general and administrative expenses in the first quarter of 2016 was primarily due to $3.3 million of costs associated with our expansion into new geographic markets, higher payroll costs to support operations, $1.0 million associated with activist investor activities and higher medical claims costs, partially offset by lower bonus, profit sharing and stock compensation costs. As a percentage of revenues, selling, general and administrative expenses increased to 9.4 percent for the first quarter of 2016 from 7.6 percent for the first quarter of 2015.

For the first quarter of 2016, net income was $2.0 million, or $0.10 per diluted share, compared to $7.2 million, or $0.34 per diluted share, for the same period of 2015. First-quarter 2016 EBITDA, a non-GAAP financial measure, was $13.3 million, or 5.2 percent of revenues, compared to $20.5 million, or 8.4 percent of revenues, in the first quarter of 2015.

Share Repurchase Program

On February 10, 2016, the Company increased its repurchase program by $75.0 million to $142.5 million, revised the provisions of the program to accelerate the pace of share repurchases and extended the expiration to April 30, 2017. In the first three months of 2016, MYR purchased approximately 1.192 million shares of its common stock, for approximately $26.7 million, under the program. As of March 31, 2016, approximately $73.1 million remained available to purchase shares under the program. In the second quarter, through May 3, 2016, MYR purchased an additional 925,370 shares for approximately $23.3 million.

Backlog

As of March 31, 2016, MYR's backlog was $434.8 million, consisting of $293.5 million in the T&D segment and $141.3 million in the C&I segment. Total backlog at $434.8 was $16.1 million lower than the $450.9 million reported at December 31, 2015. Although backlog decreased from last quarter, total backlog at March 31, 2016 was higher than the 8 consecutive quarters preceding December 31, 2015. T&D backlog at $293.5 decreased $30.0 million, or 9.3 percent, from December 31, 2015, while C&I backlog increased $13.9 million, or 10.9 percent, over the same period. Total backlog at March 31, 2016 increased $36.4 million, or 9.1 percent, from the $398.4 million reported at March 31, 2015.

Balance Sheet

As of March 31, 2016, MYR had cash and cash equivalents of $26.0 million and $150.7 million of borrowing availability under its credit facility.

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Non-GAAP Financial Measures

To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call

MYR will host a conference call to discuss its first-quarter 2016 results on Thursday, May 5, 2016, at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) at least five minutes prior to the start of the event. A replay of the conference call will be available through Wednesday, May 11, 2016, at 11:59 p.m. Eastern time, by dialing (855) 859-2056 or (404) 537-3406, and entering conference ID 86460832. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Wednesday, May 11, 2016 at 11:59 P.M. Eastern time.

About MYR Group

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States. For more information, visit myrgroup.com.

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Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

Matt Sherman / Barrett Golden / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449, apollack@joelefrank.com

Financial tables follow…

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MYR GROUP INC.

Consolidated Balance Sheets

As of March 31, 2016 and December 31, 2015

	March 31,	December 31,
(In thousands, except share and per share data)	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,039	$39,797
Accounts receivable, net of allowances of $346 and $376, respectively	172,815	187,235
Costs and estimated earnings in excess of billings on uncompleted contracts	71,557	51,486
Receivable for insurance claims in excess of deductibles	8,557	11,290
Refundable income taxes	4,710	5,617
Other current assets	6,368	7,942
Total current assets	290,046	303,367
Property and equipment, net of accumulated depreciation of $189,449 and $181,575, respectively	153,751	160,678
Goodwill	47,124	47,124
Intangible assets, net of accumulated amortization of $4,009 and $3,798, respectively	11,151	11,362
Other assets	2,532	2,394
Total assets	$504,604	$524,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Current maturities of long-term debt, including capital leases	$129	$—
Accounts payable	80,484	73,300
Billings in excess of costs and estimated earnings on uncompleted contracts	44,640	40,614
Accrued self insurance	33,589	36,967
Other current liabilities	24,926	28,856
Total current liabilities	183,768	179,737
Deferred income tax liabilities	14,308	14,382
Long-term debt, including capital leases, net of current maturities	616	—
Other liabilities	894	926
Total liabilities	199,586	195,045
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares;
none issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares;
18,878,060 and 19,969,347 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	187	198
Additional paid-in capital	151,950	161,342
Accumulated other comprehensive income	35	116
Retained earnings	152,846	168,224
Total stockholders’ equity	305,018	329,880
Total liabilities and stockholders’ equity	$504,604	$524,925

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MYR GROUP INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2016 and 2015

	Three months ended
	March 31,
(In thousands, except per share data)	2016	2015
Contract revenues	$253,634	$244,148
Contract costs	226,353	214,774
Gross profit	27,281	29,374
Selling, general and administrative expenses	23,859	18,592
Amortization of intangible assets	211	83
Gain on sale of property and equipment	(96)	(898)
Income from operations	3,307	11,597
Other income (expense)
Interest income	4	7
Interest expense	(183)	(179)
Other, net	108	(58)
Income before provision for income taxes	3,236	11,367
Income tax expense	1,249	4,195
Net income	$1,987	$7,172
Income per common share:
—Basic	$0.10	$0.35
—Diluted	$0.10	$0.34
Weighted average number of common shares and potential common shares outstanding:
—Basic	19,321	20,562
—Diluted	19,634	21,052

Net income	$1,987	$7,172
Other comprehensive income:
Foreign currency translation adjustment	(81)	—
Other comprehensive loss	(81)	—
Total comprehensive income	$1,906	$7,172

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MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Three Months Ended March 31, 2016 and 2015

	Three months ended
	March 31,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$1,987	$7,172
Adjustments to reconcile net income to net cash flows provided by operating activities —
Depreciation and amortization of property and equipment	9,705	8,881
Amortization of intangible assets	211	83
Stock-based compensation expense	730	1,049
Deferred income taxes	(75)	(30)
Gain on sale of property and equipment	(96)	(898)
Other non-cash items	(61)	62
Changes in operating assets and liabilities
Accounts receivable, net	14,420	1,389
Costs and estimated earnings in excess of billings on
uncompleted contracts	(20,071)	(20,081)
Receivable for insurance claims in excess of deductibles	2,733	50
Other assets	2,046	2,158
Accounts payable	8,004	5,189
Billings in excess of costs and estimated earnings on
uncompleted contracts	4,026	(5,082)
Accrued self insurance	(3,378)	(951)
Other liabilities	(5,755)	2,379
Net cash flows provided by operating activities	14,426	1,370
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,032	938
Purchases of property and equipment	(3,769)	(16,362)
Net cash flows used in investing activities	(2,737)	(15,424)
Cash flows from financing activities:
Proceeds from exercise of stock options	104	378
Excess tax benefit from stock-based awards	135	1,010
Repurchase of common shares	(25,686)	(3,140)
Net cash flows used in financing activities	(25,447)	(1,752)
Net decrease in cash and cash equivalents	(13,758)	(15,806)
Cash and cash equivalents:
Beginning of period	39,797	77,636
End of period	$26,039	$61,830
Supplemental cash flow information:
Noncash investing activities:
Acquisition of property and equipment acquired under capital lease arrangements	$745	$—
Noncash financing activities:
Share repurchases not settled	$2,691	$—
Capital lease obligations initiated	745	—

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MYR GROUP INC.

Unaudited Consolidated Selected Data and Net Income Per Share

Three and Twelve Months Ended March 31, 2016 and 2015

	Three months ended		Last twelve months ended
	March 31,		March 31,
(in thousands, except per share data)	2016	2015	2016		2015
Summary Statement of Operations Data:
Contract revenues	$253,634	$244,148	$1,071,167		$972,477
Gross profit	$27,281	$29,374	$120,248		$134,708
Income from operations	$3,307	$11,597	$36,551		$59,869
Income before provision for income taxes	$3,236	$11,367	$36,168		$59,306
Income Tax Expense	$1,249	$4,195	$14,051		$21,862
Net income	$1,987	$7,172	$22,117		$37,444
Effective Tax Rate	38.6%	36.9%	38.8%		36.9%
Per Share Data:
Income per common share:
- Basic	$0.10	$0.35	$1.08	(1)	$1.79	(1)
- Diluted	$0.10	$0.34	$1.06	(1)	$1.75	(1)
Weighted average number of common shares
and potential common shares outstanding :
- Basic	19,321	20,562	20,268	(2)	20,809	(2)
- Diluted	19,634	21,052	20,662	(2)	21,339	(2)

	March 31,	December 31,	March 31,	March 31,
(in thousands)	2016	2015	2015	2014

Summary Balance Sheet Data:
Total assets	$504,604	$524,925	$528,222	$516,783
Total stockholders' equity (book value)	$305,018	$329,880	$329,251	$302,477
Goodwill and intangible assets	$58,275	$58,486	$56,381	$56,714
Total debt	$—	$—	$—	$—

	Last twelve months ended
	March 31,
	2016	2015
Financial Performance Measures (3):
Reconciliation of Non-GAAP measures:
Net income	$22,117	$37,444
Interest expense, net	$723	$613
Tax impact of interest	$(281)	$(226)
EBIT, net of taxes (4)	$22,559	$37,831

See notes at the end of this earnings release.

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MYR GROUP INC.

Unaudited Performance Measures and Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended March 31, 2016 and 2015

	Three months ended		Last twelve months ended
	March 31,		March 31,
(in thousands, except per share data, ratios and percentages)	2016	2015	2016	2015
Financial Performance Measures (3):

EBITDA (5)	$13,331	$20,503	$75,872	$94,272
EBITDA per Diluted Share (6)	$0.68	$0.97	$3.67	$4.42
Free Cash Flow (7)	$10,657	$(14,992)	$22,050	$22,347
Book Value per Diluted Share (8)	$15.54	$15.64
Tangible Book Value (9)	$246,743	$272,870
Tangible Book Value per Diluted Share (10)	$12.57	$12.96
Debt to Equity Ratio (11)	0.0	0.0
Asset Turnover (12)			2.03%	1.88%
Return on Assets (13)			4.2%	7.2%
Return on Equity (14)			6.7%	12.4%
Return on Invested Capital (16)			8.4%	15.2%

Reconciliation of Non-GAAP measures:
Reconciliation of Net Income to EBITDA:
Net income	$1,987	$7,172	$22,117	$37,444
Interest expense, net	$179	$172	$723	$613
Provision for income taxes	$1,249	$4,195	$14,051	$21,862
Depreciation and amortization	$9,916	$8,964	$38,981	$34,353
EBITDA (5)	$13,331	$20,503	$75,872	$94,272
Reconciliation of Net Income per diluted share
to EBITDA per diluted share:
Net Income per share:	$0.10	$0.34	$1.06	$1.75
Interest expense, net, per share	$0.01	$0.01	$0.04	$0.03
Provision for income taxes per share	$0.06	$0.20	$0.68	$1.03
Depreciation and amortization per share	$0.51	$0.42	$1.89	$1.61
EBITDA per diluted share (6)	$0.68	$0.97	$3.67	$4.42
Calculation of Free Cash Flow:
Net cash flow from operating activities	$14,426	$1,370	$56,056	$65,313
Less: cash used in purchasing property and equipment	$(3,769)	$(16,362)	$(34,006)	$(42,966)
Free Cash Flow (7)	$10,657	$(14,992)	$22,050	$22,347
Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity)	$305,018	$329,251
Goodwill and intangible assets	$(58,275)	$(56,381)
Tangible Book Value (9)	$246,743	$272,870
Reconciliation of Book Value per diluted share
to Tangible Book Value per diluted share:
Book value per diluted share:	$15.54	$15.64
Goodwill and intangible assets per diluted share	(2.97)	(2.68)
Tangible Book Value per diluted share (10)	$12.57	$12.96

	March 31,	March 31,	March 31,
	2016	2015	2014
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total stockholders' equity)	$305,018	$329,251	$302,477
Plus: Total Debt	$—	$—	$—
Less: Cash and cash equivalents	$(26,039)	$(61,830)	$(54,375)
Invested Capital (15)	$278,979	$267,421	$248,102

See notes at the end of this earnings release.

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(1)	Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)	Last-twelve-months average basic and diluted shares were determined by adding the average shares reported for the last four quarters and dividing by four.
(3)	These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance and prospects for future performance, to review measurements included in the financial covenants in our credit facility and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(4)	EBIT, net of taxes is defined as net income plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBIT, net of taxes, to measure our results exclusive of the impact of financing costs.
(5)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. EBITDA is a component of the debt to EBITDA covenant that we must report to our bank on a quarterly basis. In addition, management considers EBITDA a useful measure because it eliminates differences which are caused by different capital structures as well as different tax rates and depreciation schedules when comparing our measures to our peers’ measures.
(6)	EBITDA per share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)	Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(8)	Book value per share is calculated by dividing total stockholders’ equity at the end of the period by the weighted average diluted shares outstanding for the period.
(9)	Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity outstanding at the end of the period. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity.
(10)	Tangible book value per share is calculated by dividing tangible book value at the end of the period by the weighted average number of diluted shares outstanding for the period. Tangible book value per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(11)	The debt to equity ratio is calculated by dividing total debt at the end of the period by total stockholders’ equity at the end of the period.
(12)	Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(13)	Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(14)	Return on equity is calculated by dividing net income for the period by total stockholders’ equity at the beginning of the period.
(15)	Invested capital is calculated by adding net debt (total debt less cash and marketable securities) to total stockholders’ equity.
(16)	Return on invested capital is calculated by dividing EBIT, net of taxes, less any dividends, by invested capital at the beginning of the period.

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